Exhibit 3.49

FIRST AMENDMENT TO

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

QUICKSILVER GAS SERVICES OPERATING GP LLC

This First Amendment to the First Amended and Restated Limited Liability Company Agreement (this “Amendment”) of Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company (the “Company”), is executed effective as of the 4th day of October, 2010, by Crestwood Gas Services Operating LLC, a Delaware limited liability company (f/k/a Quicksilver Gas Services Operating LLC, a Delaware limited liability company) (the “Member”), as the sole member of the Company.

WHEREAS, the undersigned Member entered into that certain First Amended and Restated Limited Liability Company Agreement dated as of August 10, 2007 (the “Agreement”);

WHEREAS, the Member desires to change the name of the Company to “Crestwood Gas Services Operating GP LLC”; and

WHEREAS, the Member wishes to amend the Agreement as provided herein to reflect such change.

NOW, THEREFORE, in consideration of the execution of the Agreement and this Amendment, and the benefits and advantages to be derived therefrom, the Member, pursuant to Section 15 of the Agreement, hereby amends the Agreement as follows:

1. All references to “Quicksilver Gas Services Operating GP LLC” are hereby amended to refer to “Crestwood Gas Services Operating GP LLC.”

2. Except as hereby expressly modified, all terms of the Agreement remain in full force and effect. This Amendment (i) shall bind and benefit the Member and its respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors, and assigns; (ii) shall be modified or amended only in the manner set forth in the Agreement; (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (iv) and embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents, and understandings relating to such subject matter.

3. All the terms and provisions of the Agreement, as amended hereby, are hereby ratified, confirmed, and adopted.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member has executed this Amendment as of the date first above written.

MEMBER:

CRESTWOOD GAS SERVICES OPERATING LLC

By: Crestwood Midstream Partners LP, its sole member

By: Crestwood Gas Services GP LLC, its General Partner

By:
	Name:	William G. Manias
	Title:	Chief Financial Officer and Secretary

Signature Page to First Amendment to First Amended and Restated LLC Agreement